UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 21, 2013

Date of report (Date of earliest event reported)

Wireless Ronin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475

Minnetonka, Minnesota 55345

(Address of principal executive offices, including zip code)

(952) 564-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 21, 2013, we entered into a sixth amendment to our loan and security agreement with Silicon Valley Bank, effective March 13, 2013. As amended, the loan and security agreement provides us with a revolving line-of-credit at an annual interest rate of prime plus 1.5%, the availability of which is the lesser of (a) $1.5 million or (b) the amount available under our borrowing base (75% of our eligible accounts receivable plus 50% of our eligible inventory) minus (1) the dollar equivalent amount of all outstanding letters of credit, (2) 10% of each outstanding foreign exchange contract, (3) any amounts used for cash management services, and (4) the outstanding principal balance of any advances. As of February 28, 2013, we had a $400,000 outstanding balance under the loan agreement and Silicon Valley Bank had issued a letter of credit in the amount of $240,000. As a result of the contractually-imposed limits on our borrowing base, the remaining amount available to us under the loan agreement, based on calculations as of February 28, 2013, was approximately $222,000. The line of credit, which is secured by all of our assets, now matures on March 12, 2014.

The sixth amendment also adjusted the minimum tangible net worth requirement to $1,680,000 commencing with the month ending March 31, 2013 and, commencing with the month ending April 30, 2013, the minimum tangible net worth requirement increases (a) by 50% of our net income for each month starting with the quarter ending March 31, 2013 and (b) by 50% of the gross proceeds received from our issuances of equity during such quarter and/or the principal amount of subordinated debt we incur during such quarter, excluding proceeds of up to $1,560,000 we received from the issuance of equity during the quarter ending March 31, 2013. We must comply with this tangible net worth minimum in order to draw on such line of credit and also while there are outstanding credit extensions (other than our existing lease letter of credit). The maximum permitted amount of outstanding letters of credit is now $240,000.

The foregoing description is qualified in its entirety by reference to the sixth amendment to our loan and security agreement with Silicon Valley Bank, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in response to Item 1.01 of Form 8-K above regarding Silicon Valley Bank is incorporated by reference in response to this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) See “Exhibit Index”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2013	Wireless Ronin Technologies, Inc.

	By	/s/ Darin P. McAreavey
Darin P. McAreavey
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10	Sixth Amendment of Loan and Security Agreement by and between the Registrant and Silicon Valley Bank, dated March 21, 2013.

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